                                                             Exhibit 99.B(d)(62)

                        INVESTMENT SUB-ADVISORY AGREEMENT
                       SEI INSTITUTIONAL INVESTMENTS TRUST

     AGREEMENT made as of this 15th day of July, 2004 between SEI Investments Management Corporation (the "Adviser") and Rexiter Capital Management Limited (the "Sub-Adviser").

     WHEREAS, SEI Institutional Investments Trust, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1996 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser to the series of the Trust set forth on Schedule A attached hereto (the "Fund"), as such Schedule may be amended by mutual agreement of the parties hereto; and

     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

     NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a) The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the "Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act")). Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) and to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

(d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6),
     (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

     The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e) The Sub-Adviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's Assets and shall provide the Adviser with such information upon request of the Adviser.

(f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(h) (i) Except under the circumstances set forth in subsection (ii), the Sub-Adviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the securities held as Assets in the Fund. If the Sub-Adviser receives a misdirected proxy, it shall promptly forward such misdirected proxy to the Adviser.

     (ii) The Sub-Adviser hereby agrees that upon 60 days' written notice from the Adviser, the Sub-Adviser shall assume responsibility for reviewing proxy solicitation materials and voting proxies in relation to the securities held as Assets in the Fund. As of the time the Sub-Adviser shall assume such responsibilities with respect to proxies under this sub-section (ii), the Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Sub-Adviser.

(i) In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the Assets, except as permitted by the policies and procedures of the Fund. The Sub-Adviser shall not provide investment advice to any assets of the Fund other than the Assets.

     Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers, employees or control affiliates; provided, however, that the use of such mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

2.   DUTIES OF THE ADVISER.

(a) The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

(b) The Adviser agrees to obtain the Sub-Adviser's approval of all prospectuses, proxy statements, report to stockholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer in any way to the Sub-Adviser and not to use such material if the Sub-Adviser should reasonably object thereto in writing within five (5) days after receipt of such material; provided, however, that the Sub-Adviser's approval of such materials is not required when (i) all uses of its name in such materials merely refer in accurate terms to its appointment as investment sub-adviser hereunder; (ii) its name is used as required to be disclosed by the SEC or a state securities commission; or
     (iii) previously approved materials are re-issued. The Adviser shall furnish or otherwise make available to the Sub-Adviser such other information relating to the business affairs of the Fund that is necessary for the Sub-Adviser to discharge its obligations hereunder as the Sub-Adviser at any time, or from time to time, reasonably requests. The Adviser shall furnish all materials requiring approval under this subparagraph (b) to the Sub-Adviser at its principal office.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies of each of the following documents:

(a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws"); and

(c)  Prospectus of the Fund.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) resulting from the willful misfeasance, bad faith or negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard of its obligations under this Agreement; provided, however, that the Sub-Adviser's obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

     The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) resulting from the willful misfeasance, bad faith or negligence on the Adviser's part in the performance of its duties or from reckless disregard of its obligations under this Agreement; provided, however, that the Adviser's obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6. DURATION AND TERMINATION. This Agreement shall become effective upon approval by the Trust's Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of the Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

     This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9. NOTICE: Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

     To the Adviser at:                 SEI Investments Management Corporation
                                        One Freedom Valley Road
                                        Oaks, PA 19456
                                        Attention: Legal Department

     To the Sub-Adviser at:             Rexiter Capital Management Limited
                                        21 St. James's Square
                                        London SW1Y 4SS
                                        Attention: Murray Davey

10. NON-HIRE/NON-SOLICITATION. The Sub-Adviser hereby agrees that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Sub-Adviser ceases to provide services to the Adviser and the Trust, the Sub-Adviser shall not for any reason, directly or indirectly, on the Sub-Adviser's own behalf or on behalf of others, hire any person employed by the Adviser, whether or not such person is a full-time employee or whether or not any person's employment is pursuant to a written agreement or is at-will. The Sub-Adviser further agrees that, to the extent that the Sub-Adviser breaches the covenant described in this paragraph, the Adviser shall be entitled to pursue all appropriate remedies in law or equity. For the purposes of this Section 10, the use of non-targeted employment advertisements or the non-targeted use of employment recruiters shall not be deemed to be a direct or indirect solicitation for employment, and to the extent that a person is hired by Sub-Adviser through such means, Sub-Adviser shall not be in breach of this Section 10.

11.  REPRESENTATIONS OF THE PARTIES.

     (a)  The Adviser represents and warrants that:

          (i)  it has received a copy of Part II of the Sub-Adviser's Form ADV;
               and

          (ii) it has full corporate power and authority to enter into this Agreement (including the power and authority to appoint the Sub-Adviser hereunder) and to carry out its terms.

     (b) The Sub-Adviser represents and warrants that it has full corporate power and authority to enter into this Agreement and to carry out its terms.

12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 12, each a "Fund"), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

13.  MISCELLANEOUS.

(a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

(b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI INVESTMENTS MANAGEMENT CORPORATION   REXITER CAPITAL MANAGEMENT LIMITED

By:                                      By:

/s/ Timothy D. Barto                     /s/ Kenneth King  /s/ Gavin Maclaghlan
--------------------------------------   ---------------------------------------

Name:                                    Name:

Timothy D. Barto                         Kenneth King       Gavin Maclaghlan
--------------------------------------   ---------------------------------------

Title:                                   Title:

Vice President                           Managing Director    Director
--------------------------------------   ---------------------------------------

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                       REXITER CAPITAL MANAGEMENT LIMITED

                               AS OF JULY 15, 2004


                       SEI INSTITUTIONAL INVESTMENTS TRUST

                          EMERGING MARKETS EQUITY FUND

                                   SCHEDULE B
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                       REXITER CAPITAL MANAGEMENT LIMITED

                               AS OF JULY 15, 2004

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

     SEI INSTITUTIONAL INVESTMENTS TRUST

          EMERGING MARKETS EQUITY FUND


Agreed and Accepted:


SEI INVESTMENTS MANAGEMENT CORPORATION   REXITER CAPITAL MANAGEMENT LIMITED

By:                                      By:

/s/ Timothy D. Barto                     /s/ Kenneth King  /s/ Gavin Maclaghlan
--------------------------------------   ---------------------------------------

Name:                                    Name:

Timothy D. Barto                         Kenneth King       Gavin Maclaghlan
--------------------------------------   ---------------------------------------

Title:                                   Title:

Vice President                           Managing Director    Director
--------------------------------------   ---------------------------------------